                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549


                                   Form 8-K
                                CURRENT REPORT

                    Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934

Date of Report (Earliest Event Reported).                12/29/95
                                           -------------------------------------

                              LASERTECHNICS, INC.
--------------------------------------------------------------------------------
            (Exact name of registrant as specified in its charter)

     Delaware                     0-11933                     85-0294536
---------------            ---------------------             --------------
(State or other            (Commission File No.)              (IRS Employer
jurisdiction or                                              Identification
 incorporation)                                                 Number)

          5500 Wilshire Avenue, NE   Albuquerque, New Mexico   87113
--------------------------------------------------------------------------------
          (Address of principal executive offices)          (Zip Code)

       Registrant's telephone number, including area code (505) 822-1123
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
        (Former name or former address, if changed since last report.)

Item 1.   Changes in Control of Registrant

          N/A

Item 2.   Acquisition of Assets

          N/A

Item 3.   Bankruptcy or Receiverships

          N/A

Item 4.   Changes in Registrant's Certifying Accountant

          N/A

Item 5. Other Events, Conversion of Debentures, Exercise of Warrants and Purchase of Additional Preferred Stock

Through December 28, 1995, Lasertechnics, Inc. (the "Company") has received notices for the conversion of convertible debentures with a total principal amount of 1,025,000 plus $20,342 accrued interest thereon into common stock.

On December 15, 1995, Wolfensohn Associates, L.P., a controlling stockholder of the Company, exercised common stock purchase warrants it holds in the Company, resulting in the purchase of 534,105 shares of the Company's common stock for a total of $690,000; the Company has an offsetting write off of amortization of warrant discount of $69,287. As permitted in the common stock purchase warrants, Wolfensohn paid the total exercise price for the 534,105 shares by cancelling $690,000 of the $900,000 of the principal amount of the debt it holds from the Company.

On December 27, 1995, Wolfensohn, pursuant to terms approved by the Company's Board of Directors on December 21, 1995, converted the remaining $210,000 of principal of such debt plus all of the accrued interest of $259,879 through December 26, 1995 on all of the converted debt into Series C convertible preferred stock at a price of $1.51 per share. The price was 85% of the 30 day average publicly traded price ($1.78175) of the Company's common stock prior to the date of conversion and resulted in the issuance of 311,179 shares of convertible preferred stock. The stated value of the stock is $1.51 per share with a cumulative 10% dividend payable commencing 1 January, 1996 and payable within 15 days of quarter end. Dividends are payable in cash or additional shares of preferred stock at the option of the Company through 30 September, 1996 and thereafter at the option of the stockholder. Each share is convertible into a share of common stock on a one for one basis, and votes with the common stock on an as converted basis, except as required by law to vote as a separate class. All such Series C convertible preferred shares are redeemable by the Company at their stated value plus accrued dividends at any time without penalty subject to the stockholder's right to convert to common stock for 10 business days following receipt of the Company's notice of redemption. On December 29, 1995, Wolfensohn and a related party purchased from the Company for $600,000 in cash, 397,351 shares of Series C convertible preferred stock at $1.51 per share. The Series C convertible preferred shares have not been registered under the Securities Act of 1933.

The Company in consultation with its outside auditors has concluded that the convertible debentures issued in the October financing do not meet the definition of convertible debt under Accounting Principles Board Opinion No. 14, "Accounting for Convertible Debt and Debt Issued with Stock Purchase Warrants" (APB 14). In instances such as this, APB 14 specifies that these securities "should be dealt with in accordance with the substance of the transaction." Given the financial condition of the Company, the 10 percent interest rate on the convertible debenture is considered below market and the fair value of the debt, exclusive of the conversion features, is less than the proceeds received. Consequently, the difference between the fair value of the debt (exclusive of the conversion features) and the proceeds received (presently estimated to be approximately $1,500,000) is attributable to the conversion feature and in accordance with generally accepted accounting principles, is recognized as paid-in-capital in accordance with the substance of the transaction. The $1,500,000 will be recorded as additional interest expense over the terms of the debentures, to the extent that the debentures are not converted to common stock.

Item 6.   Resignation of Registrant's Directors

          N/A

Item 7.   Financial Statements and Exhibits

          (a.)  Financial Statements of businesses acquired.

                N/A

          (b.)  Pro-forma financial information.

The unaudited financial statements set forth below present the Company's summarized consolidated balance sheet as of November 30, 1995 (actual) and as of December 31, 1995 (pro forma) and the Company's summarized consolidated statement of operations for the eleven months ended November 30, 1995 (actual). The pro forma balance sheet reflects the November 30, 1995 balance sheet adjusted for events occurring after the November 30, 1995, including: (i) the estimated loss for the month of December 1995, (ii) the issuance of equity securities for cash and the cancellation of debt.

Lasertechnics, Inc.
Summarized Consolidated Balance Sheet (Unaudited)
November 30, 1995 Actual
     and December 31, 1995 Pro-forma
($'s in thousands)

                                                        11/30/95      12/31/95
                                                         Actual       Pro-forma
                                                        --------      ---------
ASSETS
        Current assets                                  $12,546       $13,146
        Non-current assets                                3,327         3,327
                                                        -------       -------
        Total assets                                    $15,873       $16,473
                                                        =======       =======
LIABILITIES AND STOCKHOLDERS' EQUITY
        Current liabilities                             $ 9,423       $ 8,831
        Non-current liabilities                           5,765         4,740
        Total stockholders' equity                          685         2,902
                                                        -------       -------
        Total liabilities & stockholders' equity        $15,873       $16,473
                                                        =======       =======
Assumptions and December adjustments:
        -December loss estimated at $519,000
        -includes $1,045,342 of debentures plus accrued interest converted into common stock on various dates in December, 1995
        -includes $690,000 of warrants exercised (less an offsetting amortization of warrant discount of $69,287) in exchange for the cancellation of notes payable on December 15, 1995
        -includes the conversion of $210,000 of notes payable into preferred stock on December 27, 1995
        -includes the conversion of $259,879 of accrued interest into preferred stock on December 27, 1995
        -includes the $600,000 cash sale of preferred stock on December 29, 1995

Lasertechnics, Inc.
Summarized Consolidated Statement of Operations (Unaudited)
For the 11 months ended November 30, 1995
($'s in thousands)

                                                       11/30/95
                                                         YTD
                                                       --------
Total Sales                                            $11,708
Cost of Sales                                            7,415
                                                       -------
Gross Margin                                             4,293

% of Sales                                                36.7%
Operating Expenses                                      12,174
                                                       -------
Net Income (Loss)                                      $(7,881)
                                                       =======


        (c.)   Exhibits.               N/A








                                  SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                LASERTECHNICS, INC.
                                       --------------------------------------
                                                   (Registrant)



Date December 29, 1995             By: /s/ Ronald Bencke
                                       --------------------------------------
                                       Ronald Bencke
                                       Vice President, Chief
                                       Financial Officer and Principal
                                       Accounting Officer